UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 7, 2015

RADIUS HEALTH, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-35726	80-0145732
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

950 Winter Street

Waltham, MA 02451

(Address of principal executive offices) (Zip Code)

(617) 551-4000

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2015, the Board of Directors (the “Board”) of Radius Health, Inc. (the “Company”), approved the amendment and restatement of the Company’s 2011 Equity Incentive Plan (the “2011 Plan” and, as amended and restated, the “Amended and Restated 2011 Plan”), subject to and effective upon stockholder approval. The Amended and Restated 2011 Plan (a) increases the number of shares of the Company’s common stock available for issuance under the 2011 Plan by 1,600,000 shares, (b) approves the material terms of performance goals that may apply to awards granted under the Amended and Restated 2011 Plan intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, (c) removes the Company’s ability without stockholder approval to reduce the exercise price of stock options and stock appreciation rights granted under the Amended and Restated 2011 Plan or replace those awards with other awards at a time when the exercise price of the stock option or stock appreciation right exceeds the fair market value of the Company’s common stock, and (d) modifies the share counting provisions of the Amended and Restated 2011 Plan to remove circumstances under which shares subject to stock under the Amended and Restated 2011 Plan may again become available for issuance so that certain shares tendered or withheld in satisfaction of withholding obligations or payment of an award’s exercise price are not automatically available again for issuance under the Amended and Restated 2011 Plan. A more extensive discussion of the Amended and Restated 2011 Plan is contained in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 25, 2015 (the “Proxy Statement”). As shown below in Item 5.07 of this Current Report on Form 8-K, stockholder approval of the Amended and Restated 2011 Plan was obtained at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) held on May 7, 2015.

The foregoing description of the Amended and Restated 2011 Plan does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated 2011 Plan, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 7, 2015, the Company held its Annual Meeting.  A total of 25,781,513 shares of common stock were present in person or represented by proxy at the meeting, representing approximately 68% percent of the Company’s outstanding common stock as of the March 13, 2015 record date. The following are the voting results for the proposals considered and voted upon at the meeting, all of which were described in the Proxy Statement.

Item 1 — Election of two Class I directors to serve until the 2018 Annual Meeting of Stockholders, or until their respective successors have been duly elected and qualified.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
Owen Hughes	20,618,871	3,120,771	2,041,871
Robert E. Ward	20,618,861	3,120,781	2,041,871

As previously disclosed in the Company’s proxy supplement filed with the Securities and Exchange Commission on April 20, 2015, Elizabeth Stoner, M.D. resigned from the Board effective April 20, 2015, and her name was withdrawn from nomination for re-election to the Board at the Annual Meeting. Any votes that were submitted with instruction to vote for all of the Board’s nominees were voted only for Owen Hughes and Robert E. Ward, and any votes that were submitted with instruction to vote for Dr. Stoner were disregarded.

Item 2 — Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
25,773,885	3,355	4,273	0

Item 3 — Approval, on an advisory basis, of the compensation of our named executive officers.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
23,716,971	20,319	2,352	2,041,871

Item 4 — Approval, on an advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers.

ONE YEAR	TWO YEARS	THREE YEARS	Votes ABSTAINED	Broker Non-Votes
23,096,889	2,918	637,444	2,391	2,041,871

Item 5 — Approval of our Amended and Restated 2011 Equity Incentive Plan.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
16,047,415	7,689,852	2,375	2,041,871

Based on the foregoing votes, Owen Hughes and Robert E. Ward were elected as Class I directors and Items 2, 3 and 5 were approved.  After considering the voting results of Item 4 and consistent with the Board’s recommendation, the Board determined that the Company will include an advisory vote on the compensation of its named executive officers in its proxy materials every year until the next advisory vote regarding the frequency of future advisory votes on executive compensation is submitted to the stockholders, or the Board otherwise determines that a different frequency for such advisory votes is in the best interests of the stockholders of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

10.1	Radius Health, Inc. 2011 Equity Incentive Plan (as amended and restated).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIUS HEALTH, INC.

Date: May 8, 2015	By:	/s/ B. Nicholas Harvey

Name: B. Nicholas Harvey
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Radius Health, Inc. 2011 Equity Incentive Plan (as amended and restated).